EXHIBIT A(IV)

                       CAPSTONE INTERNATIONAL SERIES TRUST

          Amendment to Declaration of Trust and Redesignation of Series

The undersigned being at least a majority of the duly elected and qualified Trustees of Capstone International Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Declaration Trust dated May 2, 1986, as amended, (the "Declaration of Trust") of the Trust, hereby redesignate and change the name of the Trust and two series of the Trust by amending Article 1.1 of the Declaration of Trust and redesignating two series of shares of beneficial interest of the Trust as follows:

1. Article 1.1 of the Declaration of Trust is hereby amended to read as follows:

     Section 1.1. Name. The name of the trust created hereby, until and unless changed by the Trustees as provided in Section 8.3(a), is "Commonwealth International Series Trust."

2. The series previously designated "Capstone Japan Fund" is redesignated "Commonwealth Japan Fund".

3.   The  series   previously   designated   "Capstone   New  Zealand  Fund"  is
     redesignated "Commonwealth New Zealand Fund".

The foregoing amendment and redesignations of name shall be effective as of the date of the latest signature below.

/s/ Bernard J. Vaughan
--------------------------
Bernard J. Vaughan

/s/ James F. Leary
--------------------------
James F. Leary

/s/ John R. Parker
--------------------------
John R. Parker


--------------------------
Edward L. Jaroski

Date: 10/7/2000

Filed with the Secretary of the Commonwealth of Massachusetts on 10/30/2000 (#724110)